Exhibit 99.1

Marchex Announces Intent to Conduct Joint Tender Offer
with Edenbrook Capital

SEATTLE—(BUSINESSWIRE)— August 10, 2020 – Marchex (NASDAQ: MCHX), a leading conversational analytics company that connects the voice of the customer to your business, announced today the intent to launch a joint and equal tender offer with Edenbrook Capital, LLC (“Edenbrook”) to purchase up to 10.0 million shares of Marchex’s Class B common stock (the “Shares”) according to the following terms:

•	if up to 6.0 million shares are tendered, a purchase price per share of $1.80; and
•	if 6.0 million to 10.0 million shares are tendered, a purchase price per share of $1.96.

The offer to purchase the Shares is expected to commence in the next few weeks and is expected to expire in early October 2020, unless extended. The offer will not be conditioned on any minimum number of Shares being tendered.

If the tender offer is fully subscribed, Marchex and Edenbrook will have purchased approximately 25% of Marchex’s outstanding Class B common stock as of the date hereof.

While Marchex’s board of directors has authorized Marchex to make the tender offer, neither Marchex nor its board of directors makes any recommendation to any stockholder as to whether to tender or refrain from tendering any Shares. Marchex has not authorized any person to make any such recommendation. Stockholders must decide whether to tender their Shares and, if so, how many Shares to tender. In doing so, stockholders should carefully evaluate all of the information in the tender offer documents, when available, before making any decision with respect to the tender offer and should consult their own broker or other financial and tax advisors.

Forward-Looking Statements

Certain statements included above contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding the commencement, expiration or terms of the tender offer, the number of shares tendered, our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make due to a number of important factors including but not limited to product demand, order cancellations and delays, competition, changes in business strategy or development plans, and general economic and business conditions, as well as the continuing impact of the COVID-19 pandemic on the general economy, our customers and on our business, operations, employees and financial condition. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report or registration statement filed with the Securities and Exchange Commission (the “SEC”). All of the information provided herein is as of August 10, 2020 and the Company undertakes no duty to update the information provided herein except as required by law.

Certain Information Regarding the Tender Offer

The tender offer described in this press release has not yet commenced. The information in this press release describing Marchex’s tender offer is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell Shares in the tender offer. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related materials, will be filed with the SEC by Marchex. The tender offer will only be made pursuant to the offer to purchase, the letter of transmittal and related materials filed as a part of the Schedule TO. Stockholders should read these materials carefully because they contain important information, including the various terms and conditions of the tender offer. Once the tender offer is commenced, stockholders will be able to obtain a free copy of the Schedule TO, the offer to purchase and other documents that Marchex will be filing with the SEC from the SEC’s website at www.sec.gov.

About Marchex

Marchex understands the best customers are those who call your company – they convert faster, buy more, and churn less. Marchex provides solutions that help companies drive more calls, understand what happens on those calls, and convert more of those callers into customers. Our actionable intelligence strengthens the connection between companies and their customers, bridging the physical and digital world, to help brands maximize their marketing investments and operating efficiencies to acquire the best customers.

Please visit www.marchex.com, www.marchex.com/blog or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

About Edenbrook Capital

Edenbrook Capital, based in Mount Kisco, NY, takes a private equity approach to public markets, principally through concentrated, long-term investments in small and mid-cap companies.

Marchex, Inc.
Investor Relations
Trevor Caldwell, 206-331-3600
ir@marchex.com